EXHIBIT 23.1







                 CONSENT OF INDEPENDENT AUDITORS
                --------------------------------


Ennis Business Forms, Inc. 401(k) Plan


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38100) pertaining to the Ennis Business Forms, Inc. 401(k) Plan of our report dated June 17, 2003, with respect to the financial statements and schedule of the Ennis Business Forms, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                             /s/ Travis, Wolff & Company, L.L.P.


Dallas, TX
June 25, 2003